[LEGG MASON LOGO] MUTUAL FUNDS

      Legg Mason Wood Walker, Incorporated
      111 South Calvert Street, P.O. Box 1476, Baltimore, MD 21203 (bullet) 1476 410 (bullet) 539 (bullet) 0000

      Member New York Stock Exchange, Inc.   Member SIPC


                                       July 29, 1993

Legg Mason Investors Trust, Inc.
111 South Calvert Street
Baltimore, MD  21202

Ladies and Gentlemen:

     Please be advised that the 10,000 shares of Legg Mason Investors Trust, Inc. which we have today purchased from you in the aggregate amount of $100,000 were purchased as an investment with no present intention of redeeming or selling such shares and we do not have any intention of redeeming or selling such shares.

                                       Very truly yours,

                                       LEGG MASON FUND ADVISOR, INC.


                                   BY: /s/ William H. Miller, III
                                       ------------------------------
                                       William H. Miller, III
                                       President

WHM/mkk